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Pricing Supplement No. 85                                     Filing Under
                      ----                                    Rule 424(b)(2)
(To Prospectus Supplement dated June 30, 1995
 including the Prospectus dated May 18, 1995)
                                                              Registration
Trade Date:   5/16/97                                         File No.
           -------------                                      33-59227




      IKON Capital, Inc. (formerly known as Alco Capital Resource, Inc.)
--------------------------------------------------------------------------------

                              Medium Term Notes



CUSIP: 01374QDH8
      ---------------------------------
Principal Amount: 12,000,000             Floating Rate Notes: N/A
                 ----------------------                      -------------------
Interest Rate (if fixed rate): 6.92%               Interest Rate Basis: N/A
                              ---------                                ---------
Interest Payment Date(s): N/A              -Commercial Paper Rate:
                         --------------                           ----------
  (other than June 15 and December 15)     -Prime Rate:
Regular Record Date(s): N/A                            ---------------------
                       ----------------    -LIBOR:
  (other than May 31 and November 30)             --------------------------
Stated Maturity:  5/21/01                  -Treasury Rate:
                -----------------------                   ------------------
Specified Currency: US Dollars             -CD Rate:
                   --------------------             ------------------------
Applicable Exchange Rate (if any): N/A     -Federal Funds Rate:
                                  -----                        -------------
      US Dollar $1.00 = N/A                -Other:
                       ----------------           --------------------------
Issue Price (as a percentage of
             principal amount): 100%
                               --------  Index Maturity: N/A
Selling Agent:                                          ------------------------
  -Lehman Brothers:                      Spread: N/A
                   ----------------             --------------------------------
  -Chase Securities, Inc.:               Spread Multiplier: N/A
                          ---------                        ---------------------
  -Goldman, Sachs & Co:  X               Maximum Interest Rate: N/A
                       ------------                            -----------------
  -Merrill Lynch & Co:                   Minimum Interest Rate: N/A
                      -------------                            -----------------
  -Other:                                Initial Interest Rate: N/A
         --------------------------                            -----------------
                                           Interest Reset Date(s)
Selling Agent's Commission (%): .45%       (if semi-annually or annually):
                               --------
Purchasing Agent: N/A                      -------------------------------------
                 ----------------------      Third Wednesday of: N/A
Purchasing Agent's Discount or                                  ----------------
             Commission (%): N/A               Interest Reset Date (if weekly,
                            -----------        monthly, or quarterly):
Type of Sale:                                                         ----------
        As Agent: X   As Principal:      Interest Determination Date(s): N/A
                 ----              ----                                 --------
Net proceeds to the Company: 11,946,000  Calculation Date(s): N/A
                            -----------                      -------------------
Settlement date (original issue          Calculation Agent: N/A
  date): 5/21/97                                           ---------------------
        -------------------------------  Interest Payment Date(s): N/A
Redemption Commencement Date (if                                  --------------
  any): N/A                                (other than June 15 and December 15)
       --------------------------------  Regular Record Date(s): N/A
Redemption Period: N/A                                          ----------------
                  ---------------------    (other than May 31 and November 30)
Exchange Rate Agent: N/A                 Interest Reset Period: N/A
                    -------------------                        -----------------
Original Issue Discount Security:
        Yes:    No: X
            ----   ----
Form:
        Book Entry: X  Certificated:
                   ---              ---

Authorized by: /s/ O. Gordon Brewer, Jr.
              ------------------------------------------------------
                   O. Gordon Brewer, Jr.